UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2022

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 16, 2022, the (“Closing Date”), The Boston Beer Company, Inc., a Massachusetts corporation (the “Parent”) and its subsidiaries, Boston Beer Corporation, a Massachusetts corporation (together with the Parent, the “Borrowers”) and American Craft Brewery LLC, a Massachusetts limited liability company (“American Craft Brewery”) entered into a Third Amended and Restated Credit Agreement (the “2022 Credit Agreement”) by and among the Borrowers, American Craft Brewery as a guarantor thereunder, Bank of America, N.A. (when acting for itself, “Bank of America”), as administrative agent thereunder (when acting in such capacity, the “Administrative Agent”), and various banks and other financial institutions (including Bank of America) which are parties thereto as lenders (collectively, the “Lenders”), pursuant to which, among other things, the Lenders severally and not jointly established for the benefit of the Borrowers a revolving credit facility in the original aggregate principal amount of up to $150,000,000, together with a sublimit for a letters of credit for up to $5,000,000 (collectively, the “New Credit Facility”). The 2022 Credit Agreement amended, restated, and replaced in its entirety the Second Amended and Restated Credit Agreement, dated as of July 1, 2002 (as the same has been amended from time to time prior to the Closing Date, the “Prior Credit Agreement”) by and among the Borrowers and Bank of America (as successor in interest to Fleet National Bank), pursuant to which, among other things, Bank of America established for the benefit of the Borrowers a revolving credit facility in the original aggregate principal amount of up to $150,000,000 (the “Prior Credit Facility”).

The New Credit Facility is unsecured and has a maturity date of December 16, 2027.

The interest accrues on all loans advanced under the New Credit Facility at a rate per annum equal to Term SOFR (as defined in the 2022 Credit Agreement) plus the Applicable Margin or at the option of the Borrowers, the Base Rate (as defined in the 2022 Credit Agreement) plus the Applicable Margin. Under the 2022 Credit Agreement, “Applicable Margin” means a percentage per annum equal to (a) 1.10% for Term SOFR loans and (ii) 0.10% for Base Rate loans. The Borrowers may select interest periods of one (1), three (3) or six (6) months for Term SOFR loans, in each case subject to availability.

So long as no event of default has occurred and is continuing under the 2022 Credit Agreement, (a) interest is due and payable under the New Credit Facility at the end of the selected interest period, but no less frequently than quarterly; and (b) no payments of principal are due and payable until the maturity date.

The 2022 Credit Agreement contains various representations and warranties, affirmative covenants, and negative covenants applicable to the Parent and its subsidiaries (collectively, the “Company”) that are customary for a financing of this type and that are subject to certain thresholds, exceptions, and/or qualifications agreed upon in the 2022 Credit Agreement. Most of these representations and warranties, affirmative covenants, and negative covenants are applicable only to Material Subsidiaries of the Parent. Under the 2022 Credit Agreement, “Material Subsidiary” means each subsidiary of the Parent which as of the most recent fiscal quarter of the Parent for the period of four consecutive fiscal quarters then ended for which financial statements for the Parent and its subsidiaries have been delivered to the Administrative Agent pursuant to the 2022 Credit Agreement, has contributed greater than (a) 5% of Consolidated EBITDA (as defined in the 2022 Credit Agreement) for such period or (b) 5% of consolidated total assets of the Parent and its subsidiaries as of such date.

The 2022 Credit Agreement contains the following financial covenants:

(a)Neither any Loan Party (as defined below) nor any Material Subsidiary shall permit the ratio of Consolidated EBITDA (as defined in the 2022 Credit Agreement) to Consolidated Interest Expense (as defined in the 2022 Credit Agreement) as of the end of any period of four (4) consecutive fiscal quarters of the Borrowers to be less than 2.00 to 1.00.

(b)Neither any Loan Party (as defined below) nor any Material Subsidiary (as defined below) shall permit the ratio of Consolidated Funded Debt (as defined in the 2022 Credit Agreement) to Consolidated EBITDA (as defined in the 2022 Credit Agreement) as of the end of any period of four (4) consecutive fiscal quarters of the Borrowers to be greater than 2.50 to 1.00.

The 2022 Credit Agreement contains events of default that are customary and usual for a financing of this type, including, among other things, the following (subject to grace periods, thresholds, qualifications and exceptions agreed upon in the 2022 Credit Agreement): (i) non-payment of principal, interest, fees or other amounts; (ii) default of specific covenants; (iii) other defaults; (iv) breach of representations and warranties; (v) cross-defaults to other indebtedness in an amount to be agreed; (vi) bankruptcy and insolvency proceedings;  (vii) inability to pay debts or attachment; (viii) judgments; (ix) ERISA; (x) invalidity of loan documents;  and (xi) change of control.

In the event that an event of default has occurred and is continuing under the 2022 Credit Agreement, the Administrative Agent may, and at the request of those Lenders holding more than 50% of the aggregate amount of principal outstanding under the loans under the New Credit Facility must, take the following actions: (i) terminate the Lenders’ commitments to make loans under the 2022 Credit Agreement; (ii) declare all obligations under the 2022 Credit Agreement to be immediately due and payable in full; and/or (iii) exercise any and all rights and remedies available to the Administrative Agent under the 2022 Credit Agreement and the other Loan Documents (as defined in the 2022 Credit Agreement) or applicable law. For certain events of default related to insolvency and receivership, the commitments of the Lenders will be automatically terminated, and all outstanding obligations of the Borrowers will become immediately due and payable.

The 2022 Credit Agreement contains a guaranty (the “2022 Guaranty”). The 2022 Credit Agreement provides that any Material Subsidiary is required to become a party thereto and a guarantor (a “Guarantor”) (together with the Borrowers, the “Loan Parties”) under the 2022 Guaranty. Pursuant to the provisions of the 2022 Guaranty, each Guarantor jointly and severally and unconditionally guarantees the prompt and complete payment and performance by the Borrowers of all indebtedness, liabilities and obligations of the Borrowers to the Lenders and the Administrative Agent under the 2022 Credit Agreement and the other Loan Documents (as defined in the 2022 Credit Agreement) when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise). As of the Closing Date, American Craft Brewery was the only Material Subsidiary and Guarantor under the 2022 Guaranty.

Bank of America was a party under the Prior Credit Agreement and is a lender, agent, and party under the 2022 Credit Agreement. Bank of America and certain of its affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage, and other financial advisory services for the Company for which they have received, and will receive, customary fees and expenses.

The foregoing description of the 2022 Credit Agreement (including the 2022 Guaranty contained therein) is a summary and is qualified in its entirety by reference to the 2022 Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the matters described under Item 1.01, which description is incorporated herein by reference, as of the Closing Date, the 2022 Credit Agreement amended, restated, and replaced in its entirety the Prior Credit Agreement and the Prior Credit Facility was terminated. On the Closing Date, the aggregate amount of principal outstanding under the Prior Credit Facility, together with all accrued and unpaid interest and other unpaid sums thereunder, was $0. The Borrowers did not incur any early prepayment or early termination penalties in connection with the closing of the transactions contemplated by the 2022 Credit Agreement.

Bank of America was a party under the Prior Credit Facility and is a lender, agent, and party under the 2022 Credit Agreement. Bank of America has performed, and may in the future perform, various commercial banking, investment banking, brokerage, and other financial advisory services for the Company for which Bank of America has received, and will receive, customary fees and expenses.

The above description of the Prior Credit Agreement is qualified in its entirety by the terms of the following:

(i) the Second Amended and Restated Credit Agreement, dated as of July 1, 2002, by and among the Borrowers and Bank of America (as successor in interest to Fleet National Bank) (the “Second Amended and Restated Credit Agreement”), which was previously filed as Exhibit 10.41 to the Parent’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 2002,

(ii) Amendment, dated as of August 4, 2004, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.44 to the Parent’s Quarterly Report on Form 10-Q filed with the SEC on November 4, 2004,

(iii)Amendment, dated as of February 27, 2007, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.54 to the Parent’s Annual Report on Form 10‑K filed with the SEC on March 15, 2007,

(iv)Amendment, dated as of March 10, 2008, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.64 to the Parent’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2008,

(v)Amendment, dated as of June 14, 2010, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.67 to the Parent’s Quarterly Report on Form 10-Q filed with the SEC on August 3, 2010,

(vi)Amendment, dated as of June 8, 2012, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.17 to the Parent’s [Quarterly Report on Form 10-Q] filed with the SEC on August 1, 2012,

(vii)Amendment, dated as of January 24, 2014, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.1 to the Parent’s Current Report on Form 8‑K filed with the SEC on January 28, 2014, and

(viii)Amendment, dated as of March 27, 2018, to the Second Amended and Restated Credit Agreement, which was previously filed as Exhibit 10.1 to the Parent’s Current Report on Form 8‑K filed with the SEC on March 30, 2018, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under Off-Balance Sheet Arrangements.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1 104

Third Amended and Restated Credit Agreement dated as of December 16, 2022, by and among The Boston Beer Company, Inc., Boston Beer Corporation, American Craft Brewery LLC, Bank of America, N.A., as administrative agent thereunder and various banks and other financial institutions (including Bank of America, N.A.) which are parties thereto as lenders (filed herewith) *

Cover Page Interactive Data File (embedded within Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: December 22, 2022	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer

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